EXHIBIT 99.2

PRECEDENT AGREEMENT

This Precedent Agreement (“Agreement”) is made and entered into effective as of the 21st day of July, 2015 (“Effective Date”) by and between TENNESSEE GAS PIPELINE COMPANY, L.L.C., a Delaware limited liability company, herein called “Transporter,” and UIL HOLDINGS CORPORATION, a Connecticut corporation, herein called “Shipper” (each also herein referred to as a “Party” and collectively as the “Parties”).

WHEREAS, Transporter owns and operates an interstate natural gas transmission pipeline system that extends in a northeasterly direction from the international boundary with Mexico in south Texas through the States of Texas, Louisiana, Arkansas, Mississippi, Alabama, Tennessee, Kentucky, West Virginia, Ohio, Pennsylvania, New Jersey, New York, Connecticut, Rhode Island, Massachusetts, and New Hampshire (“Transporter’s System”); and

WHEREAS, Transporter has designed the Northeast Energy Direct (“NED”) Project (“Project”) to provide: (1) up to 1,200,000 dekatherms of natural gas per day (“Dth/d”) of firm transportation service (“Supply Path TQ”) from one or more mutually agreeable receipt points on Transporter’s 300 Line in Zone 4 to Transporter’s existing Wright, New York delivery point, or another mutually agreeable delivery point at Wright, New York, located on Transporter’s 200 Line in Zone 5 in Schoharie County, New York (the “Supply Path”), and/or (2) up to 1,200,000 Dth/d of firm transportation service (“Market Path TQ”) from Transporter’s existing Wright, New York receipt point, or another mutually agreeable receipt point at Wright, New York to various Zone 6 delivery points located on Transporter’s 200 Line and various 200 Line laterals, in the States of Massachusetts, New Hampshire and Connecticut (the “Market Path”);

WHEREAS, the Supply Path of the NED Project as designed may include, without limitation: (i) installation of up to 50 miles of 36-inch pipeline adjacent to Transporter’s 300 Line right of way in Pennsylvania; (ii) approximately 115 miles of greenfield 30-inch pipeline from Susquehanna County, Pennsylvania to Wright, New York; (iii) certain modifications to Transporter’s existing compressor station at Station 321 in Susquehanna County, Pennsylvania; and (iv) new compression facilities at two locations on the greenfield segment of pipeline between Station 321 and the existing Wright, New York receipt point (the facilities described in items (i) through (iv) of this paragraph shall be referred to collectively as the “Supply Path Facilities”)

WHEREAS, the Market Path of the NED Project as designed, may include, without limitation: (i) the installation of approximately 53 miles of 30-inch pipeline in New York and approximately 64 miles of 30-inch pipeline in Massachusetts, and approximately 71 miles of pipeline in New Hampshire, (ii) construction of new compression facilities sufficient to receive gas from either Transporter’s System, or the systems of Iroquois Gas Transmission System, LP (“Iroquois”) and/or the proposed Constitution Pipeline Company, LLC (“Constitution Pipeline”) or upstream capacity from the Tennessee station 317 area for deliveries to Transporter’s System near Dracut, Massachusetts, and to the Joint Facilities of Maritimes & Northeast Pipeline, L.L.C. and Portland Natural Gas Transmission System, located in Middlesex County, Massachusetts; and (iii) modification of existing lateral facilities off of Transporter’s 200 Line and/or construction of new lateral facilities off of Transporter’s 200 Line as may be required to accommodate requests for Primary Delivery Points (the facilities described in items (i) through (iii) of this paragraph shall be referred to collectively as the “Market Path

Facilities”) (collectively, the Supply Path Facilities and the Market Path Facilities may be referred to as the “Project Facilities”); and

WHEREAS, on February 13, 2014, Transporter initiated a non-binding open season (“Open Season”) to offer firm transportation service on the Project Facilities; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Transporter and Shipper agree as follows:

1.	Firm Transportation Service.

(a)	Transporter agrees, subject to the satisfaction of the conditions set forth herein, to construct and secure the necessary Market Path Facilities to render firm transportation service for Shipper at the applicable rate selected by Shipper below and pursuant to a firm transportation agreement between Transporter and Shipper and Negotiated Rate Agreement (if applicable), which firm transportation agreement and negotiated rate agreement shall be in a form substantially similar in all material respects to Exhibit A and Exhibit B to this Agreement (the “Market Path Firm Agreement”).

2.	Commencement of Service.

a)	Subject to the terms and conditions of this Agreement, Transporter and Shipper agree to execute and deliver the Market Path Firm Agreement, in accordance with the provisions of Section 8 (Execution of Agreements by Shipper) and Section 11 (Execution of Agreements by Transporter) of this Agreement, pursuant to which Transporter shall transport and deliver for Shipper on a firm basis up to 70,000 Dth/d, with service from Primary Receipt Point(s) to the Primary Delivery Point(s) as defined in Section 3 of this Agreement (the “Shipper’s TQ”). Unless

Transporter and Shipper amend this Agreement otherwise, service under the Market Path Firm Agreement shall commence on the later of (i) November 1, 2018, or (ii) the date on which Transporter places the Market Path Facilities in service, subject to Section 2(b) hereof (“Commencement Date”). Transporter shall provide written notice of the Commencement Date to Shipper no less than five (5) business days in advance of the Commencement Date. The Market Path Firm Agreement shall have a primary term ending twenty (20) years after the Commencement Date (the “Primary Term”).

3.	Primary Receipt and Delivery Points. The Primary Receipt Points for all of Shipper’s TQ shall be the existing Wright, New York receipt point, denoted as Meter No. 412181, located on Transporter’s 200 Line in Zone 5 in Schoharie County, New York, or another mutually agreeable receipt point at or near Wright, New York as may be placed in service by Transporter as part of the Market Path Facilities. The Primary Receipt Point and Primary Delivery Point shall be set forth in Exhibit A to the attached Market Path Firm Agreement. To the extent additional potential receipt points are developed in the Wright, New York area, either owned by Transporter or a by a third party pipeline(s), such that the Wright, New York area becomes a hub or market center for gas supplies, Transporter agrees to establish a Wright, New York pooling point and will permit Shipper to amend its Primary Receipt Point to such pooling point in lieu of Shipper’s Primary Receipt Point as stated above.

4.	Open Season and Reduction of TQ.

a)	Transporter reserves the right, but shall not be required, to conduct additional open season(s) to market unsubscribed Supply Path TQ and Market Path TQ

(each a “Subsequent Open Season”). Transporter also reserves the right to award unsubscribed Supply Path TQ and Market Path TQ to shippers who did not participate in the Open Season without conducting a Subsequent Open Season. Transporter shall have the right to either reduce Shipper’s TQ or terminate this Agreement as specified in this Section 4 if such reduction or termination is necessary to comply with any regulation, order, requirement or directive of the FERC.

b)	After the Effective Date of this Agreement and prior to the Commencement Date of the Market Path Facilities, TGP shall notify Shipper in writing within thirty (30) days after Transporter has any Market Path precedent agreement, executed after the Effective Date of this Agreement, for service utilizing the Market Path Facilities, with a term of ten (10) years or greater, and under which all conditions precedent giving rise to a shipper termination right have either been satisfied or waived (“New Contract”). Transporter will provide such notice each time it obtains a New Contract. Upon each such notification by Transporter, Shipper shall have the right to reduce the Shipper’s TQ under this Agreement and/or Market Path Firm Agreement by a quantity (“TQ Reduction”) determined based on the following formula:

TQ Reduction =	(Annual Revenue of New Contract) x (Primary Term of New Contract)
_______________________
(Daily UIL Reservation Rate, as adjusted in accordance with the UIL Negotiated Rate Agreement)
___________________________________________________

365 days x 20 years

Example:	If Transporter enters into a New Contract with Shipper A for 50,000 Dth/d, with a reservation rate of $1.20 and a primary term of 10 years, Revenue of New Contract for the Primary Term would be: 50,000 x 1.20 x 365 x 10 years = $219,000,000

TQ Reduction would be calculated as follows:

$219,000,000 / $1.40 (assuming no adjustment)
_______________________________           = 21,428 Dth

365 days x 20 years

Shipper’s right to exercise the TQ Reduction on this Agreement shall be exercisable by written notice from Shipper to Transporter within thirty (30) days after the date Transporter provides a notice to Shipper of a New Contract. If Shipper does not provide notice to Transporter of its exercise of a TQ Reduction right, the TQ Reduction Right arising from that notice shall be null and void and this provision shall no longer be in effect (“Reduction Option Termination”). If at any time Shipper exercises a TQ Reduction right while the Market Path Firm Agreement is in effect, Transporter and Shipper shall amend the Market Path Firm Agreement to reflect such TQ Reduction and the receipt and delivery points amended on a prorated basis, unless otherwise mutually agreed.

5.	Shipper Rate Option. Upon execution of this Agreement, Shipper must select one of the following rate options:

☒	Shipper selects for the Primary Term of the Market Path Firm Agreement the negotiated rate(s) for its service as reflected in Exhibit B attached hereto.

☐	Shipper selects for the Primary Term of the Market Path Firm Agreement the recourse rate(s) for its service, which shall be the applicable reservation and commodity rates, surcharges, and fuel and lost and unaccounted for and electric power charges under Transporter’s Rate Schedule FT-A, as approved by the FERC specifically for service on the Market Path Facilities.

6.	Cost and Revenue Study. No later than one hundred fifty (150) days before the eighteenth (18th) anniversary of the Commencement Date (“Rate Study Date”), Transporter shall provide to Shipper a cost and revenue study for the Market Path Facilities, in the form provided for in 18 C.F.R. § 154.313, that will show an indicative recourse rate for the Market Path Facilities as of the Rate Study Date; provided, however, that Transporter’s obligation to provide such Rate Study to Shipper shall be null and void if (1) before the Rate Study Date, the costs of the Market Path Facilities have been rolled in to Transporter’s general system rates in the context of a general rate proceeding under section 4 or section 5 of the Natural Gas Act (“NGA”). Shipper may elect to file a limited complaint under section 5 of the NGA challenging the justness and reasonableness of the recourse rate applicable to service over the Market Path Facilities and requesting that the Commission institute a limited investigation or other procedures to examine the justness and reasonableness of such recourse rate. Should Shipper elect to file such a limited section 5 complaint, Transporter shall waive any objection or defense challenging Shipper's right to file such a complaint or based on the fact that the complaint is limited to the recourse rate for the Market Path Facilities is improper. Transporter shall be free to claim, however, that Shipper, the Commission, or any other party to the limited section 5 complaint proceeding has failed to meet its burden of proof under section 5 of the NGA to demonstrate that the recourse rate for the Market Path Facilities is unjust and unreasonable and that any proposed alternative is just and reasonable.

7.	Shipper Approvals and Undertakings.

a)	Shipper has obtained all necessary approvals from its executive management and/or board of directors to execute all the agreements referenced herein pursuant to the terms of this Agreement (“Shipper Approvals”).

b)	Shipper shall use commercially reasonable efforts to support Transporter’s FERC Certificate Application and any other Tariff filing contemplated under this Agreement, by filing a motion to intervene and comments in support of such application or filing.

c)	Shipper shall use commercially reasonable efforts to cooperate with Transporter in seeking Transporter Authorizations consistent with the terms of this Agreement and the related agreements, including any rehearing, appeal, or judicial review as may be reasonably necessary.

8.	Execution of Agreements by Shipper. Unless this Agreement has been earlier terminated in accordance with Section 12 (Transporter Termination Rights) or 13 (Shipper Termination Rights), Shipper shall be required to sign and deliver to

Transporter, within ten (10) business days after receipt of written request from Transporter, which request Transporter may not make earlier than the date on which Transporter accepts a FERC Certificate (as defined in Section 10 below), the Market Path Firm Agreement, in the form provided in Exhibit A hereto or another mutually acceptable form, the Negotiated Rate Agreement (if applicable), in the form provided in Exhibit B hereto or another mutually acceptable form, and any other related agreements that are consistent with the terms hereof and required by this Agreement. Transporter shall execute the Market Path Firm Agreement, Negotiated Rate Agreement, and any other related agreements that are consistent with the terms hereof and required by this Agreement and in accordance with Section 11 (Execution of Agreements by Transporter).

9.	Transporter Approvals and Undertakings.

a)	Transporter has obtained all necessary approvals from its executive management and/or board of directors for the construction of the Market Path Facilities, pending receipt of all Transporter Authorizations as described in Section 10 of this Agreement, and the execution of this Agreement and all other agreements contemplated herein.

b)	After execution of this Agreement, Transporter shall provide Shipper with periodic, general updates regarding the status and progress of the Project, including a report on the status of the receipt of all necessary permits and authorizations. Between execution of this Agreement and the commencement of construction activities, Transporter shall provide such updates on a monthly basis. Following commencement of construction activities, Transporter shall provide such updates every other week until the Commencement Date, unless Shipper and

Transporter mutually agree to a different schedule for updates. In addition, Transporter shall promptly notify Shipper of any proposed material revisions to its FERC Certificate application and any notices received from third parties or government authorities that, subsequent to implementation of mitigation actions, are reasonably likely to adversely impact Transporter’s ability to place the Market Path Facilities in service by November 1, 2018 or otherwise provide the service contemplated herein.

10.	Transporter Authorizations. Upon (i) Transporter’s receipt of all necessary approvals from its executive management and/or board of directors and (ii) receipt of (aa) Shipper’s notices of approval and authorization pursuant to Section 7(a) and (bb) receipt by Transporter of notices of approvals from other Shippers with precedent agreements for volumes sufficient to justify, in Transporter’s sole discretion, proceeding with the Project, Transporter shall use commercially reasonable efforts to obtain all necessary and final authorizations, consents, and approvals, including all necessary and final authorizations from federal, state, and local authorities having jurisdiction, including but not limited to those of the FERC, including a certificate of public convenience and necessity (“FERC Certificate”), and of any state or federal court in which Transporter seeks to exercise eminent domain or otherwise obtain rights or access to land (collectively, “Transporter Authorizations”), on terms and conditions acceptable to Transporter in its sole discretion, to construct and secure the Market Path Facilities and to render the proposed firm transportation service for Shipper pursuant to the terms and conditions specified in this Agreement, the Market Path Firm Agreement, the Negotiated Rate Agreement, and in Transporter’s Tariff. Shipper agrees to use commercially reasonable efforts to support

Transporter’s filing(s) to implement the Project, service, and rates, as proposed by Transporter, provided such filing(s) are consistent with this Agreement and the related agreements between the Parties. Transporter may file, amend, and prosecute applications for the Transporter Authorizations that it requires hereunder and, if necessary, pursue any rehearing, appeal, or judicial review in such manner as it deems to be in its best interest.

11.	Execution of Agreements by Transporter. Within ten (10) business days after receipt of executed agreements from Shipper under Section 8 (Execution of Agreements by Shipper) above, Transporter shall sign and deliver to Shipper the Market Path Firm Agreement, Negotiated Rate Agreement, and any other related agreements necessary to effectuate the Parties’ agreement as set forth herein.

12.	Transporter Termination Rights.

a)	If the Transporter Authorizations referenced in Section 10 are not satisfactory to Transporter in its sole discretion, then Transporter shall have the right, without liability to Shipper, to terminate this Agreement and/or the Market Path Firm Agreement upon thirty (30) days’ prior written notice to Shipper; provided that any such notice must be provided within thirty (30) days of the event giving rise to the termination right.

If such notice is given by Transporter, then the Parties shall negotiate in good faith for a period not to exceed thirty (30) days toward an amendment to this Agreement and any related agreements to accomplish the objectives of the Parties and to address any issues associated with the lack of satisfactory Transporter Authorizations, provided, however, that neither party shall be required to consent to modifications of this Agreement or any related agreements. This Agreement shall terminate without liability to Shipper or Transporter unless within such period (a) Transporter elects to accept the Transporter Authorization(s) as then issued, or (b) the Parties otherwise mutually agree to an amendment to this Agreement and/or the Market Path Firm Agreement and/or the Negotiated Rate Agreement, or (c) the Parties agree in writing to extend the 30-day period, or (d) Transporter withdraws its previously submitted notice to terminate. Any such agreement between Transporter and Shipper to amend any agreement shall be subject to receipt by Shipper of all necessary regulatory authorizations and approvals acceptable to Shipper in shipper’s sole discretion. Transporter shall use commercially reasonable efforts to cooperate with Shipper in Shipper’s efforts to obtain any necessary approval or regulatory authorization.

b)	If at any time prior to receipt of all Transporter Authorizations, but no later than the date Transporter accepts a FERC Certificate for the Market Path Facilities, Transporter determines, in its sole discretion, that all or any applicable portion of the Project would not be economic, then Transporter shall have the right to terminate this Agreement and/or the Market Path Firm Agreement, as applicable, without liability to Shipper.

If such notice is given by Transporter, then the Parties shall negotiate in good faith for a period not to exceed thirty (30) days toward an amendment to this Agreement and any related agreements to accomplish the objectives of the Parties, provided, however, that neither party shall be required to consent to modifications of this Agreement or any related agreements. This Agreement shall terminate without liability to Shipper or Transporter unless within such period (a) the Parties otherwise mutually agree to an amendment to this Agreement and/or the Market Path Firm Agreement and/or the Negotiated Rate Agreement, or (b) the Parties agree in writing to extend the 30-day period, or (c) Transporter withdraws its previously submitted notice to terminate. Any such agreement between Transporter and Shipper to amend any agreement shall be subject to receipt by Shipper of all necessary regulatory authorizations and approvals acceptable to Shipper in shipper’s sole discretion. Transporter shall use commercially reasonable efforts to cooperate with Shipper in Shipper’s efforts to obtain any necessary approval or regulatory authorization.

c)	If the total Market Path TQ under binding Precedent Agreements under which all conditions precedent giving rise to a Shipper termination right have either been satisfied or waived is below a volume Transporter deems sufficient to move forward with the Project, in Transporter’s sole discretion, then Transporter shall have the right to be exercised by written notice no later than September 30, 2015, to terminate this Agreement without liability to Shipper.

If such notice is given by Transporter, then the Parties shall negotiate in good faith for a period not to exceed thirty (30) days toward an amendment to this Agreement and any related agreements to accomplish the objectives of the Parties, provided, however, that neither party shall be required to consent to modifications of this Agreement or any related agreements. This Agreement shall terminate without liability to Shipper or Transporter unless within such period (a) the Parties otherwise mutually agree to an amendment to this Agreement and/or the Market Path Firm Agreement and/or the Negotiated Rate Agreement, or (b) the Parties agree in writing to extend the 30-day period, or (c) Transporter withdraws its previously submitted notice to terminate. Any such agreement between Transporter and Shipper to amend any agreement shall be subject to receipt by Shipper of all necessary regulatory authorizations and approvals acceptable to Shipper in shipper’s sole discretion. Transporter shall use commercially reasonable efforts to cooperate with Shipper in Shipper’s efforts to obtain any necessary approval or regulatory authorization.

13.	Shipper Termination Rights.

a)	If Transporter has not started construction of the Market Path Facilities by March 31, 2017, Transporter will convene a meeting with Shipper, no later than April 20, 2017, and on a monthly basis thereafter until construction is started or the Agreement is terminated, either by telephone or in person to discuss the Project and Transporter’s progress towards starting construction and Transporter’s mitigation strategy to resolve such issues causing delay. If Transporter has subsequently not started construction by November 1, 2019, then Shipper shall have the right, upon written notice to Transporter no later than November 14, 2019, to elect to terminate, effective on June 1, 2020 (“Shipper Notice of Termination”), this Agreement and, if executed, the Market Path Firm Agreement and any related agreements; provided, however, that the Shipper

Notice of Termination shall be null and void if Transporter has started construction of the Market Path Facilities on or before June 1, 2020.

If such notice is given by Shipper, then the Parties shall negotiate in good faith for a period not to exceed thirty (30) days toward an amendment to this Agreement and any related agreements to accomplish the objectives of the Parties and to address any issues associated with the lack of satisfactory Shipper Authorizations, provided, however, that neither party shall be required to consent to modifications of this Agreement or any related agreements. This Agreement shall terminate without liability to Shipper or Transporter unless within such period (a) Shipper decides to accept the Shipper Authorizations as issued, or (b) the Parties otherwise mutually agree to an amendment to this Agreement, or (c) the Parties agree in writing to extend the 30-day period, or (d) Shipper withdraws its previously submitted notice to terminate. Any such agreement between Transporter and Shipper to amend any agreement shall be subject to receipt by Shipper of all necessary regulatory authorizations and approvals acceptable to Shipper in shipper’s sole discretion. Transporter shall use commercially reasonable efforts to cooperate with Shipper in Shipper’s efforts to obtain any necessary approval or regulatory authorization.

14.	Transporter’s Obligation to Proceed with Project. Transporter shall be under no obligation to commence or continue at any time, the acquisition of pipe and materials, the acquisition of rights-of-way, the construction of the Market Path Facilities, or any other activity involving either the commitment or actual expenditure of funds by Transporter that may be required to construct or procure the Market Path Facilities or to provide the proposed firm transportation service for Shipper unless (a) Transporter has obtained all necessary approvals from executive management and/or board of directors in accordance with Section 9 (Transporter Approvals and Undertakings) of this Agreement, (b) Transporter has received all Transporter Authorizations for such activities on terms satisfactory to Transporter in accordance with Section 10 (Transporter Authorizations), and (c) Transporter and Shipper have executed the Market Path Firm Agreement and the Negotiated Rate Agreement associated with Shipper’s TQ.

15.	Shipper Creditworthiness. In exchange for Transporter’s execution of this Agreement, the Market Path Firm Agreement, the Negotiated Rate Agreement and any other related agreements, and as a condition precedent to Transporter’s obligations pursuant to such agreements, Shipper shall satisfy the following credit assurance provisions as of the effective date of this Agreement, and shall have a continuing obligation to satisfy the credit assurance provisions of this Agreement throughout the term of this Agreement, and such provisions of the Market Path Firm Agreement, the Negotiated Rate Agreement and any other related agreements as may be in effect from time to time.

a)	Shipper shall be deemed creditworthy if Shipper’s senior unsecured debt or Corporate Credit Rating is at least BBB- by Standard & Poor’s Corporation (“S&P”) (outlook stable) and at least Baa3 (outlook stable) by Moody’s Investor Service (“Moody’s”) or equivalent rating from a nationally recognized statistical rating organization, registered with the Securities and Exchange Commission, and acceptable to Transporter; provided, however, that if Shipper is only rated by one agency, then only that rating shall be considered (“Credit Ratings”). For the purpose of this section 15(a), in the event of a split rating the lower rating applies.

b)	If, at any time, Shipper does not meet the creditworthiness provisions of Section 15(a), then Shipper shall provide to Transporter credit assurance in the form of either a guaranty from a guarantor which meets the creditworthiness standards in Section 15(a), and in a form substantially similar in all material respects to Exhibit C or otherwise reasonably acceptable to Transporter, a letter of credit from an institution acceptable to Transporter and in a form substantially similar in all material respects to Exhibit D or otherwise reasonably acceptable to Transporter, or a cash security deposit, as follows: (i) during the first (10) years of the Primary Term an amount equal to twenty-four (24) months of reservation charges, and (ii) at the beginning of year eleven (11) and until the end of the Primary Term, an amount equal to twelve (12) months of reservation charges. At end of the Primary Term and all subsequent extension periods, credit assurance (if any) shall then be based on GT&C Article XXVI, Section 4.5 of the General Terms & Conditions of Transporter’s Tariff.

c)	The credit assurance provided to Transporter in this Section 15 shall continue in effect until the earlier of (i) Shipper satisfies the Credit Rating standards, (ii) the execution of a credit agreement to replace this provision, or (iii) the end of the Primary Term, and full payment of all undisputed balances and charges and resolution of any asserted claims with respect thereto has been made by Shipper.

d)	If Shipper does not remedy its failure to demonstrate or furnish acceptable credit assurance as required by this Section 15 within ten (10) business days of receipt of written notice of such failure from Transporter, then Transporter shall, in addition to any other remedy available under this Agreement, have the right to terminate this Agreement, the Market Path Firm Agreement, Negotiated Rate Agreement and any other related agreements in accordance with the terms of Transporter’s Tariff upon thirty days written notice to Shipper, provided that such Transporter notice of termination shall be null and void if Shipper has demonstrated or furnished the required credit assurance prior to the expiration of such thirty (30) days.

16.	Notice. Any notice and/or request provided for in this Agreement or any notice either Party may desire to give to the other shall be transmitted in writing (overnight delivery, U.S. Mail, or electronic mail) such that it is received before 5 p.m. Central time on the due date.

Transporter:	Tennessee Gas Pipeline Company, L.L.C.
1001 Louisiana Street
Houston, TX 77002
Attn: Vice President, Business Development

Shipper:	UIL Holdings Corporation
77 Hartland Street, 4th Floor
East Hartford, CT 06108
Attn: John P Rudiak, Senior Director-
Energy Supply

Notice is effective as of the date of confirmed receipt, or, in the absence of confirmed receipt, as of the date actually received.

17.	Assignment. Any entity that shall succeed by purchase, merger, consolidation, or other transfer to the properties of either Transporter or Shipper, either substantially or as an entirety, shall be entitled to the rights and shall be subject to the obligations of its predecessor in interest under this Agreement. Either Party, without relieving itself of its obligations under this Agreement, and any related agreements, may also assign any of its rights hereunder and thereunder to a company or partnership with which it is affiliated, but otherwise no assignment of this Agreement or of any of the rights or obligations hereunder shall be made, unless there first shall have been obtained the written consent thereto of the other Party to this Agreement, which consent shall not be unreasonably withheld, conditioned, or delayed. Transporter’s conditioning consent on assignee’s or replacement shipper’s meeting the credit requirements set forth in Section 15 of this Agreement shall be deemed reasonable. It is agreed, however, that the restrictions on assignment contained in this Section 17 shall not in any way prevent either Party to this Agreement from pledging or mortgaging its rights hereunder as security for its indebtedness. Once the Market Path Firm Agreement is executed by both Parties, any assignment of such Market Path Firm Agreement is subject to the terms and conditions of Transporter’s Tariff and the terms of this provision shall no longer control; provided, however, that if under Section 20 (Survival), provisions of this Agreement survive after termination of this Agreement, then any assignment of surviving terms shall be governed by this Section 17. The Parties agree to use commercially reasonable efforts to cooperate in the preparation and filing of all necessary applications for authorizations related to any assignment conforming to this Section 17 and, subject to the terms and conditions herein, agree to proceed with due diligence to prosecute such application(s), if necessary.

18.	Modification of Agreement. No modification of the terms and provisions of this Agreement shall be made except by the execution by both Parties of a written agreement.

19.	Choice of Law. THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE IN ACCORDANCE WITH AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT.

20.	Survival. Unless terminated sooner pursuant to the terms herein, this Agreement shall terminate upon the Commencement Date. To the extent this Agreement is terminated by either Party prior to the Commencement Date, Sections 1(b) (Firm Transportation Service), 3 (Primary Receipt and Delivery Points), 6 (Cost and Revenue Study), 17 (Assignment), 19 (Choice of Law), 20 (Survival), and 22 (Breach and Remedies), shall survive through the Commencement Date. Sections 6 (Cost and Revenue Study) and 9(c) (Transporter Approvals and Undertakings), of this Agreement shall survive termination of this Agreement until the end of the Primary Term. Otherwise, neither Party shall have any further rights or obligations under this Agreement following such termination or expiration.

21.	No Waiver of Future Default. No waiver by a Party of any default(s) by the other Party in the performance of any provision, condition, or requirement of this Agreement shall operate or be construed as a waiver of any future default(s), whether of a like or of a different character, nor in any manner release the defaulting Party from performance of any other provision, condition, or requirement herein.

22.	Breach and Remedies. Nothing in this Agreement shall be construed to preclude the Parties from pursuing any remedy at law or equity for the other Party’s failure to execute the Market Path Firm Agreement, and any related agreements or any breach of this Agreement or those Agreements; provided however that neither Party shall be liable for consequential, incidental, punitive, exemplary, or indirect damages, by statute, in tort or contract or otherwise; provided further that the foregoing shall not preclude either party from pursuing any remedy for breach of any obligation under the Market Path Firm Agreement and any related agreements. It is the intent of the Parties that the limitations herein imposed on remedies and the measure of damages be without regard to cause or causes related thereto, including the negligence of any Party, whether such negligence be sole, joint, or concurrent, or active or passive.

23.	Agreement Subject to Regulatory Authorities. This Agreement, and all of the terms and provisions contained herein, and the respective obligations of the Parties, are subject to Transporter’s Tariff and to all valid laws, orders, rules, and regulations of duly constituted governmental authorities having jurisdiction.

24.	Severability of Provisions. If any provision of this Agreement is declared null and void or voidable by a court of competent jurisdiction, such declaration shall in no way affect the validity or effectiveness of the other provisions of this Agreement, which shall remain in full force and effect, and the Parties shall thereafter undertake commercially reasonable efforts to agree upon an equitable adjustment of the provisions of this Agreement with a view to effecting its purpose.

25.	No Presumption Against Drafter. No presumption shall operate in favor of or against any Party as a result of any responsibility or role that any Party may have had in the drafting of this Agreement.

26.	Confidentiality. Each Party shall hold the substance and terms of this Agreement confidential, but may disclose the substance and terms of this Agreement to its or its affiliates’ directors, officers, employees, representatives, agents, lenders, consultants, attorneys or auditors (“Representatives”) who have a need to know the substance and terms of this Agreement and who are subject to a confidentiality obligation covering the disclosed information. Neither Party shall disclose or communicate, and will cause its Representatives not to disclose or communicate, the substance or terms of this Agreement to any other person, entity, firm, or corporation without the prior written consent of the other Party; provided that Transporter may disclose the Agreement in any applications for Transporter Authorizations and that Shipper may disclose the terms of the Agreement, the Market Path Firm Agreement and any related agreements in any efforts or proceedings relating to obtaining Shipper’s Authorizations. Either Party may disclose the substance or terms of this Agreement as requested or required by law, order, rule or regulation of any duly constituted governmental body or official authority having jurisdiction; provided however, the Party compelled to disclose the Agreement shall give prompt written notice of such requirement to the other Party so that either Party may seek a protective order or other appropriate remedy and/or waive the compliance with the terms hereof.

27.	Whole Agreement. This Agreement sets forth all understandings and agreements between the Parties respecting the subject matter hereof, and all prior agreements,

understandings, and representations, whether written or oral, respecting the subject matter hereof are merged into and superseded by this Agreement. In the event of any conflict between the terms of this Agreement and the Market Path Firm Agreement and/or Negotiated Rate Agreement, the terms of the Market Path Firm Agreement and the Negotiated Rate Agreement shall control.

28.	Execution of Agreement. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first hereinabove written.

TENNESSEE GAS PIPELINE COMPANY, L.L.C.

By:	/s/ Kimberly S. Watson

Name:	Kimberly S. Watson

Title:	President

UIL HOLDINGS CORPORATION

By:	/s/ James P. Torgerson

Name:	James P. Torgerson

Title:	President and Chief Executive Officer

EXHIBIT A TO PRECEDENT AGREEMENT

Service Package No: ________

Amendment No: 0

GAS TRANSPORTATION AGREEMENT

(For Use Under FT-A Rate Schedule)

THIS AGREEMENT is made and entered into as of the ________day of ________, ______, by and between TENNESSEE GAS PIPELINE COMPANY, L.L.C., a Delaware limited liability company, hereinafter referred to as “Transporter” and UIL Holdings Corporation, a Connecticut corporation, hereinafter referred to as "Shipper." Transporter and Shipper shall collectively be referred to herein as the "Parties."

WHEREAS, Transporter has designed the “Market Path” portion of its Northeast Energy Direct Project (the “Project”) to provide firm transportation service from the existing Wright, New York receipt point, or other mutually agreeable receipt points around Wright, New York, located in Schoharie County, New York, on Transporter’s 200 Line in Zone 5 to various Zone 6 delivery points located on Transporter’s 200 Line and various 200 Line laterals in the states of Massachusetts and New Hampshire, Connecticut (the “Market Path Facilities”);

WHEREAS, Transporter has designed the “Supply Path” portion of the Project to provide firm transportation service from receipt points on its existing 300 Line as far west as Station 317 in Bradford County, Pennsylvania to mutually agreeable delivery points around Wright, New York, located in Schoharie County, New York, on Transporter’s 200 Line in Zone 5 (the “Supply Path Facilities”);

WHEREAS, Shipper and Transporter entered into a Precedent Agreement dated July 21, 2015 (the “Precedent Agreement”), pursuant to which Transporter agreed to file an application with the Federal Energy Regulatory Commission (“FERC”) for the necessary authorizations (i) to provide Shipper certain firm transportation services, and (ii) to construct and operate any facilities necessary to provide such firm transportation service on the Market Path Facilities;

1

WHEREAS, Transporter has now been authorized by the FERC order issued on [DATE] in FERC Docket No. [INSERT] to construct and operate the Market Path Facilities.

ARTICLE I

DEFINITIONS

1.1           TRANSPORTATION QUANTITY - shall mean the maximum daily quantity of gas which Transporter agrees to receive and transport on a firm basis, subject to Article II herein, for the account of Shipper hereunder on each day during the term hereof, as specified on Exhibit A attached hereto. Any limitations on the quantities to be received from each Point of Receipt and/or delivered to each Point of Delivery shall be as specified on Exhibit A attached hereto.

1.2           EQUIVALENT QUANTITY - shall be as defined in Article I of the General Terms and Conditions of Transporter's FERC Gas Tariff.

ARTICLE II

TRANSPORTATION

2.1           Transportation Service - Transporter agrees to accept and receive daily on a firm basis, at the Point(s) of Receipt from Shipper or for Shipper's account such quantity of gas as Shipper makes available up to the Transportation Quantity, and to deliver to or for the account of Shipper to the Point(s) of Delivery an Equivalent Quantity of gas.

2.2           COMMENCEMENT OF SERVICE – Upon completion of construction of the Market Path Facilities required to enable Transporter to render the transportation service described herein and after receipt and acceptance by Transporter of all FERC and other necessary authorizations as set forth in the Precedent Agreement, Transporter will notify Shipper, in writing, of the date on which Transporter will be ready to commence transportation service under this Agreement (the “Commencement Date”). The Commencement Date shall be on the later of: (i) November 1, 2018; or (ii) the date on which Transporter places the Market Path Facilities in service.

2

ARTICLE III

POINT(S) OF RECEIPT AND DELIVERY

The Primary Point(s) of Receipt and Delivery shall be those points specified on Exhibit A attached hereto.

ARTICLE IV

Transporter shall construct, install, own, and operate, or otherwise acquire access to the facilities necessary for Transporter to receive and deliver the gas as contemplated herein for Shipper’s account at the Point(s) of Receipt and Point(s) of Delivery.

ARTICLE V

QUALITY SPECIFICATIONS AND STANDARDS FOR MEASUREMENT

For all gas received, transported and delivered hereunder the Parties agree to the Quality Specifications and Standards for Measurement as specified in the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1. To the extent that no new measurement facilities are installed to provide service hereunder, measurement operations will continue in the manner in which they have previously been handled. In the event that such facilities are not operated by Transporter or a downstream pipeline, then responsibility for operations shall be deemed to be Shipper's.

ARTICLE VI

RATES AND CHARGES FOR GAS TRANSPORTATION

6.1           TRANSPORTATION RATES - Commencing upon the Commencement Date, the rates, charges, and surcharges to be paid by Shipper to Transporter for the transportation service provided herein shall be in accordance with Transporter's Rate Schedule FT-A and the General Terms and Conditions of Transporter's FERC Gas Tariff. Except as provided to the contrary in any written or electronic agreement(s) between Transporter and Shipper in effect during the term of this Agreement, Shipper shall pay Transporter the applicable maximum rate(s) and all other applicable charges and surcharges specified in the Summary of Rates in Transporter's FERC Gas Tariff and in

3

this Rate Schedule. Transporter and Shipper may agree that a specific discounted rate will apply only to certain volumes under the agreement. Transporter and Shipper may agree that a specified discounted rate will apply only to specified volumes (MDQ, TQ, commodity volumes, Extended Receipt and Delivery Service Volumes or Authorized Overrun volumes) under the Agreement; that a specified discounted rate will apply only if specified volumes are achieved (with the maximum rates applicable to volumes above the specified volumes or to all volumes if the specified volumes are never achieved); that a specified discounted rate will apply only during specified periods of the year or over a specifically defined period of time; that a specified discounted rate will apply only to specified points, zones, markets or other defined geographical area; and/or that a specified discounted rate will apply only to production or reserves committed or dedicated to Transporter. Transporter and Shipper may agree to a specified discounted rate pursuant to the provisions of this Section 6.1 provided that the discounted rate is between the applicable maximum and minimum rates for this service.

In addition, a discount agreement may include a provision that if one rate component which was at or below the applicable Maximum Rate at the time the discount agreement was executed subsequently exceeds the applicable Maximum Rate due to a change in Transporter's Maximum Rates so that such rate component must be adjusted downward to equal the new applicable Maximum Rate, then other rate components may be adjusted upward to achieve the agreed overall rate, as long as none of the resulting rate components exceed the Maximum Rate applicable to that rate component. Such changes to rate components shall be applied prospectively, commencing with the date a Commission Order accepts revised tariff sheet rates. However, nothing contained herein shall be construed to alter a refund obligation under applicable law for any period during which rates that had been charged under a discount agreement exceeded rates which ultimately are found to be just and reasonable.

6.2           INCIDENTAL CHARGES - Shipper agrees to reimburse Transporter for any filing or similar fees, which have not been previously paid for by Shipper, which Transporter incurs in rendering service hereunder.

6.3           CHANGES IN RATES AND CHARGES - Shipper agrees that Transporter shall have the unilateral right to file with the appropriate regulatory authority and make effective changes in (a) the rates and charges applicable to service pursuant to Transporter's Rate Schedule FT-A, (b) the rate schedule(s) pursuant to which service hereunder is rendered, or (c) any provision of the General Terms and Conditions applicable to those rate schedules. Transporter agrees that Shipper may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for such adjustment of Transporter's existing FERC Gas Tariff as may be found necessary to assure Transporter just and reasonable rates.

4

ARTICLE VII

BILLINGS AND PAYMENTS

Transporter shall bill and Shipper shall pay all rates and charges in accordance with Articles VII, and VIII, respectively, of the General Terms and Conditions of the FERC Gas Tariff.

ARTICLE VIII

GENERAL TERMS AND CONDITIONS

This Agreement shall be subject to the effective provisions of Transporter's Rate Schedule FT-A and to the General Terms and Conditions incorporated therein, as the same may be changed or superseded from time to time in accordance with the rules and regulations of the FERC.

ARTICLE IX

REGULATION

9.1           This Agreement shall be subject to all applicable and lawful governmental statutes, orders, rules and regulations and is contingent upon the receipt and continuation of all necessary regulatory approvals or authorizations upon terms acceptable to Transporter. This Agreement shall be void and of no force and effect if any necessary regulatory approval is not so obtained or continued. All Parties hereto shall cooperate to obtain or continue all necessary approvals or authorizations, but no Party shall be liable to any other Party for failure to obtain or continue such approvals or authorizations.

9.2           The transportation service described herein shall be provided subject to Subpart G, Part 284 of the FERC Regulations.

ARTICLE X

RESPONSIBILITY DURING TRANSPORTATION

Except as herein specified, the responsibility for gas during transportation shall be as stated in the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1.

5

ARTICLE XI

WARRANTIES

11.1         In addition to the warranties set forth in Article XI of the General Terms and Conditions of Transporter's FERC Gas Tariff, Shipper warrants the following:

(a)           Shipper warrants that all upstream and downstream transportation arrangements are in place, or will be in place on the Commencement Date, and that it has advised the upstream and downstream transporters of the receipt and delivery points under this Agreement and any quantity limitations for each point as specified on Exhibit "A" attached hereto. Shipper agrees to indemnify and hold Transporter harmless for refusal to transport gas hereunder in the event any upstream or downstream transporter fails to receive or deliver gas as contemplated by this Agreement.

(b)           Shipper agrees to indemnify and hold Transporter harmless from all suits, actions, debts, accounts, damages, costs, losses and expenses (including reasonable attorneys fees) arising from or out of breach of any warranty by Shipper herein.

11.2         Transporter shall not be obligated to provide or continue service hereunder in the event of any breach of warranty.

ARTICLE XII

TERM

12.1         This contract shall be effective as of the date of execution and shall remain in force and effect, unless modified as per Exhibit B, until the expiration of twenty (20) years following the Commencement Date ("Primary Term") and on a month to month basis thereafter unless terminated by either Party upon at least thirty (30) days prior written notice to the other Party; provided, however, that if the Primary Term is less than one year, then notice of termination may be provided via Transporter’s Interactive Website; provided further, that if the Primary Term is one year or more, then any rights to Shipper's extension of this Agreement after the Primary Term shall be governed by Article V, Section 4 of the General Terms and Conditions of Transporter's FERC Gas Tariff; and provided further, that if the FERC or other governmental body having jurisdiction over the service rendered pursuant to this Agreement authorizes abandonment of such service, this Agreement shall terminate on the abandonment date permitted by the FERC or such other governmental body.

6

12.2         Any portions of this Agreement necessary to resolve or cash out imbalances under this Agreement as required by the General Terms and Conditions of Transporter's Tariff shall survive the other parts of this Agreement until such time as such balancing has been accomplished; provided, however, that Transporter notifies Shipper of such imbalance not later than twelve months after the termination of this Agreement.

12.3         This Agreement will terminate automatically upon written notice from Transporter in the event Shipper fails to pay all of the amount of any bill for service rendered by Transporter hereunder in accord with the terms and conditions of Article VIII of the General Terms and Conditions of Transporter's FERC Gas Tariff.

ARTICLE XIII

NOTICE

Except as otherwise provided in the General Terms and Conditions applicable to this Agreement, any notice under this Agreement shall be in writing and mailed to the post office address of the Party intended to receive the same, as follows:

TRANSPORTER:	Tennessee Gas Pipeline Company, L.L.C.
P. O. Box 2511
Houston, Texas 77252-2511
Attention: Director, Transportation Services

SHIPPER:	UIL Holdings Corporation

NOTICES:	UIL Holdings Corporation
77 Hartland Street, 4th Floor
East Hartford, CT 06108

Attention: John P Rudiak, Senior Director- Energy Supply

BILLING:	UIL Holdings Corporation
77 Hartland Street, 4th Floor

7

East Hartford, CT 06108

Attention: John P Rudiak, Senior Director- Energy Supply

or to such other address as either Party shall designate by formal written notice to the other.

ARTICLE XIV

ASSIGNMENTS

14.1         Either Party may assign or pledge this Agreement and all rights and obligations hereunder under the provisions of any mortgage, deed of trust, indenture, or other instrument which it has executed or may execute hereafter as security for indebtedness. Either Party may, without relieving itself of its obligation under this Agreement, assign any of its rights hereunder to a company with which it is affiliated. Otherwise, Shipper shall not assign this Agreement or any of its rights hereunder, except in accord with Article VI, Section 1 of the General Terms and Conditions of Transporter's FERC Gas Tariff.

14.2         Any person which shall succeed by purchase, merger, or consolidation to the properties, substantially as an entirety, of either Party hereto shall be entitled to the rights and shall be subject to the obligations of its predecessor in interest under this Agreement.

ARTICLE XV

MISCELLANEOUS

15.1         THE INTERPRETATION AND PERFORMANCE OF THIS CONTRACT SHALL BE IN ACCORDANCE WITH AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE DOCTRINES GOVERNING CHOICE OF LAW.

15.2         If any provision of this Agreement is declared null and void, or voidable, by a court of competent jurisdiction, then that provision will be considered severable at either Party's option; and if the severability option is exercised, the remaining provisions of the Agreement shall remain in full force and effect.

15.3         Unless otherwise expressly provided in this Agreement or Transporter's Gas Tariff, no modification of or supplement to the terms and provisions stated in this Agreement shall be or become effective until Shipper has submitted a request for change through Transporter’s Interactive

8

Website and Shipper has been notified through Transporter’s Interactive Website of Transporter's agreement to such change.

15.4         Exhibit "A" attached hereto is incorporated herein by reference and made a part hereof for all purposes.

ARTICLE XVI

CREDITWORTHINESS

16.1	In exchange for Transporter’s execution of this Agreement, the Negotiated Rate Agreement and any other related agreements, and as a condition precedent to Transporter’s obligations pursuant to such agreements, Shipper shall satisfy the following credit assurance provisions as of the effective date of this Agreement, and shall have a continuing obligation to satisfy the credit assurance provisions of this Agreement throughout the term of this Agreement, and such provisions of the Firm Agreement, the Negotiated Rate Agreement and any other related agreements as may be in effect from time to time.

16.2	Shipper shall be deemed creditworthy if : (i) Shipper’s senior unsecure debt or Corporate Credit Rating is at least BBB- by Standard & Poor’s Corporation (“S&P”) (outlook stable) and at least Baa3 (outlook stable) by Moody’s Investor Service (“Moody’s”) or equivalent rating from a nationally recognized statistical rating organization, registered with the Securities and Exchange Commission, and acceptable to Transporter; provided, however, that if Shipper is only rated by one agency, then only that rating shall be considered (“Credit Ratings”). For the purpose of this section 16.2, in the event of a split rating the lower rating applies.

16.3	If, at any time, Shipper does not meet the creditworthy provisions of Section 16.2, then Shipper shall provide to Transporter credit assurance in the form of either a guaranty from a guarantor which meets the creditworthiness standards in Section 16.2, and in a form reasonably acceptable to Transporter, a letter of credit from an institution acceptable to Transporter and in a form reasonably acceptable to Transporter, or a cash security deposit, as follows: (i) during the first (10) years of the Primary Term, an amount equal to twenty-four (24) months of reservation charges, (ii) at the beginning of year eleven (11) and until the end of the Primary Term, an amount equal to twelve (12) months of reservation charges. At end of the Primary Term and all subsequent extension periods, credit assurance (if any) shall then be based on GT&C Article XXVI, Section 4.5 of the General Terms & Conditions of Transporter’s Tariff.

16.4	The credit assurance provided to Transporter in this Section 16 shall continue in effect until the earlier of (i) Shipper satisfies the Credit Rating standards, (ii) the execution of a credit

9

agreement to replace this provision, or (iii) the end of the Primary Term, and full payment of all undisputed balances and charges and resolution of any asserted claims with respect thereto has been made by Shipper.

16.5	If Shipper does not remedy its failure to demonstrate or furnish acceptable credit assurance as required by this Section 16 within ten (10) business days of receipt of written notice of such failure from Transporter, then Transporter shall, in addition to any other remedy available under this Agreement, have the right to terminate this Agreement, the Firm Agreement, Negotiated Rate Agreement and any other related agreements in accordance with the terms of Transporter’s Tariff upon thirty days written notice to Shipper, provided that such Transporter notice of Termination shall be null and void if Shipper has demonstrated or furnished the required credit assurance prior to the expiration of such thirty (30) days.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first hereinabove written.

TENNESSEE GAS PIPELINE COMPANY, L.L.C.

BY:
Agent and Attorney-in-Fact

UIL HOLDINGS CORPORATION

BY:

TITLE:

DATE:

10

GAS TRANSPORTATION AGREEMENT

(For Use Under FT-A Rate Schedule)

EXHIBIT A

TO GAS TRANSPORTATION AGREEMENT

DATED [INSERT DATE]

BETWEEN

TENNESSEE GAS PIPELINE COMPANY, L.L.C.

AND

UIL HOLDINGS CORPORATION

Amendment Effective Date: _________

Service Package: _________________

Service Package TQ: 70,000 Dth/day

Beginning Date	Ending Date	Meter Number	Meter Name	County	State	Zone	R/D	Meter TQ
11/01/2018	10/31/2038	012181 or TBD	Wright	Schoharie	NY	5	R	70,000
11/01/2018	10/31/2038	420453	N. Bloomfield	Hartford		6	D	41,000
11/01/2018	10/31/2038	420425	Milford	New Haven		6	D	29,000

Total Receipt TQ: 70,000 Dth/day

Total Delivery TQ: 70,000 Dth/day

Number of Receipt Points: 1

Number of Delivery Points: 2

Other Provisions Permitted By Tariff Under the Applicable Rate Schedule and/or General Terms and Conditions and Pursuant to Article XXXVI of the General Terms and Conditions of Tennessee’s FERC Gas Tariff:

Contractual ROFR—Shipper shall have a one-time right to extend the Primary Term and one hundred percent (100%) of the TQ of the Firm Agreement for up to ten (10) years (the “Extended Term”) at Shipper’s election, provided that Shipper notifies Transporter in writing of such extension, including whether Shipper chooses to extend the term for up to ten (10) years, at least twenty-four (24) months prior to end of Primary Term. The applicable rate during the Extended Term shall be the lower of the following rates: (i) the negotiated rate set forth in the Negotiated Rate Agreement for this Service Package as it is in effect on the last day of the Primary Term, or (ii) the maximum recourse rate applicable to the Project as shown in Transporter’s Tariff as it is in effect on the last day of the Primary Term, or (iii) another rate mutually agreed to by Transporter and Shipper. If the rate for the Extended Term is set at the maximum recourse rate applicable to the Project as shown in Transporter’s Tariff, then this rate may change as the rate in Transporter’s Tariff changes. Notwithstanding anything in Article V, Section 4.1 of Transporter’s Tariff to the contrary, Shipper shall have the right to extend the Extended Term of the Firm Agreement in accordance with the procedures set forth in Article V, Section 4.2 of Transporter’s Tariff. For purpose of absolute clarity Shipper and Transporter agree that Shipper will have a ROFR as provided for in Article V of Transporter's Tariff for continued service after the Extended Term regardless of the rate charged during the Extended Term.

Note: Exhibit A is a reflection of the contract and all amendments as of the amendment effective date.

EXHIBIT B TO PRECEDENT AGREEMENT

NEGOTIATED RATE AGREEMENT

[Insert Date]

UIL Holdings Corporation
77 HARTLAND STREET, 4TH FLOOR
EAST HARTFORD, CT 06108

Attention: John Rudiak

RE:	Firm Transportation Negotiated Rate Agreement (“Negotiated Rate Agreement”)
Rate Schedule FT-A Service Package No. _________ (“Service Package”)1
Open Season No. 900

Dear John:

Tennessee Gas Pipeline Company, L.L.C. (“Transporter”) and UIL Holding Corporation (“Shipper”) entered into a Precedent Agreement, dated July 21, 2015 (“Precedent Agreement”). Shipper was a successful bidder in the open season conducted by Transporter for the Northeast Energy Direct Project (“Open Season”) and was awarded capacity as part of the Open Season and that capacity is reflected as the Transportation Quantity (“TQ”) in the Gas Transportation Agreement for this Service Package. As part of the Precedent Agreement, Shipper elected the negotiated rate option as offered by Transporter. In response to the request of Shipper and pursuant to Section 5.1 of Rate Schedule FT-A of Transporter’s FERC Gas Tariff, as may be revised from time to time (“Transporter’s Tariff”), Transporter hereby agrees to adjust its Rate Schedule FT-A transportation rates for service provided under the above-referenced Service Package, as follows. Any terms that are not defined herein shall have the meaning as set forth in the Service Package.

1.	For the Primary Term, for gas received by Transporter at the Wright, New York receipt point, denoted as Meter No 412181 and located on Transporter’s 200 Line in Zone 5 in Schoharie County, New York and delivered by Transporter on behalf of Shipper to the North Bloomfield delivery point, denoted as Meter No. 420453 located on Transporter’s 200 Line in Zone 6 in Hartford County, Connecticut and the Milford delivery point, denoted as Meter No. 420425 located on Transporter’s 200 Line in Zone 6 in New Haven County, Connecticut, the applicable Rate Schedule FT-A transportation rates for service provided under the Service Package will be:

1 The term Service Package as referred to herein includes the Gas Transportation Agreement entered into between Shipper and Transporter on [insert date] and this Negotiated Rate Agreement.
1

a)	A monthly Negotiated Reservation Rate which shall be equal to a Base Negotiated Reservation Rate of $42.5833 per Dth per month as may be adjusted pursuant to Appendix A, B and/or C to this Negotiated Rate Agreement.

b)	A Negotiated Commodity Rate equal to Transporter’s general system minimum commodity rate for the applicable rate zones for transportation service under Rate Schedule FT-A as set forth in Transporter’s Tariff.

2.	The Negotiated Reservation Rate set forth in Section 1(a) shall also apply to transportation service from all secondary receipt points in Zones 5 and 6 to all secondary delivery points located in Zones 5 and 6.

3.	The Negotiated Commodity Rate set forth in Section 1(b) shall also apply to transportation service from all secondary receipt points in Zones 5 and 6 to all secondary delivery points in Zones 5 and 6.

4.	In addition to the charges set forth in Section 1 through Section 3 above, Shipper shall be subject to:

a)	All applicable reservation, volumetric or other surcharges, including but not limited to ACA, for transportation service under Rate Schedule FT-A as set forth in Transporter’s Tariff and

b)	General system fuel and loss retention (“F&LR”) and electric power cost rates (“EPCR”) for the applicable rate zones for transportation service under Rate Schedule FT-A as set forth in Transporter’s Tariff. Provided however, Shipper shall pay incremental F&LR and EPCR applicable to the Project to the extent such charges are imposed on the Project by the Federal Energy Regulatory Commission (“FERC”).

5.	Total daily deliveries (defined as the sum of daily deliveries under this Service Package and daily deliveries under any capacity release agreement(s) associated with this Service Package), exclusive of Authorized Overrun quantities, in excess of 100% of Shipper’s TQ, shall be subject to Transporter’s general system maximum commodity rate for the applicable rate zones, and all other applicable surcharges and applicable F&LR and EPCR for transportation service under Rate Schedule FT-A as specified in Transporter’s Tariff.

6.	In accordance with Section 4.7 of Transporter’s Rate Schedule FT-A, and after the Market Path Facilities have been placed in service, Shipper may elect from time to time to amend its Primary Receipt Point(s) and/or Primary Delivery Point(s) from any current or future receipt or delivery point located along Shipper’s Capacity Path to any current or future receipt or delivery point located along Shipper’s Capacity Path. All amendments are subject to Shipper’s TQ and available mainline, lateral and meter capacity. Amendments outside of Shipper’s Capacity Path will be at Transporter’s sole discretion which shall not be unreasonably withheld if such capacity is generally available.

2

7.	For capacity temporarily released or assigned by Shipper to third parties pursuant to Transporter’s Tariff for periods of 30 days or more, or released under 18 C.F.R. § 284.8(h) to an asset manager for use under an asset management arrangement with Shipper or to a marketer participating in a state-regulated retail access program (“Qualifying Replacement Shipper”), Transporter will grant such Qualifying Replacement Shipper any discounted commodity rates and applicable F&LR, EPCR and surcharges set forth in this Negotiated Rate Agreement. Absent agreement between Transporter and replacement shipper, capacity temporarily released or assigned by Shipper to third parties pursuant to Transporter’s Tariff for periods of 30 days or less shall be subject to Transporter’s applicable general system maximum commodity rates as well as the applicable F&LR, EPCR and surcharges for transportation service under Rate Schedule FT-A. Any replacement shipper shall be subject to all of the terms and conditions of the gas transportation agreement, this Negotiated Rate Agreement and Transporter’s Tariff.

8.	This Negotiated Rate Agreement shall be filed with and is subject to approval by the FERC.

9.	If any terms of this Negotiated Rate Agreement are disallowed by any order, rulemaking, regulation, or policy of the FERC, Transporter or Shipper may immediately terminate this Negotiated Rate Agreement. In such event, or if any terms of this Negotiated Rate Agreement are in any way modified by order, rulemaking, regulation, or policy of the FERC, Transporter and Shipper may use commercially reasonable efforts to mutually agree to amend this Negotiated Rate Agreement to ensure that the original commercial intent of the parties is preserved. Any such amendment shall be subject to authorizations and approvals acceptable to Shipper in Shipper’s sole discretion. Transporter shall cooperate with Shipper in Shipper’s efforts to obtain all approvals and authorizations referenced herein. If the parties cannot achieve mutual agreement, Transporter and Shipper each reserve the right to immediately terminate this Negotiated Rate Agreement.

10.	If Shipper is interested in entering into this Negotiated Rate Agreement for firm capacity in accordance with the terms proposed above, please have the authorized representative of Shipper execute this Negotiated Rate Agreement, and return to the undersigned. This Negotiated Rate Agreement will become binding upon the parties only after it then is accepted and executed by Transporter’s authorized representative on the below “Agreed to and Accepted” portion, which shall be done within ten (10) business days of receipt from Shipper. One fully executed copy will be returned for your records.

3

Sincerely,

Becky Mack
Manager, Business Development
Tennessee Gas Pipeline Company, L.L.C.

TENNESSEE GAS PIPELINE COMPANY, L.L.C.

AGREED TO AND ACCEPTED

THIS_____DAY OF__________, [XXXX]

By:

Name:

Title:

UIL HOLDINGS CORPORATION

AGREED TO AND ACCEPTED

THIS_____DAY OF_______, [XXXX]

By:

Name:

Title:

4

APPENDIX A

to Negotiated Rate Agreement

Reservation Rate Adjustment for Project Cost Overruns and Underruns

1.	Capital Cost Overruns and Underruns

Shipper’s Base Negotiated Reservation Rate shall be adjusted for any capital cost overruns or underruns as follows:

A.	Definitions

“Actual Project Costs” or “APC” shall mean all costs and expenses incurred by Transporter, including trailing costs up to twelve (12) months subsequent to the date on which all Market Path Facilities have been placed in service, to complete the Market Path Facilities in the manner contemplated by all the Precedent Agreements, including but not limited to: (a) all costs and expenses for the engineering, design, permitting, construction, pipeline and equipment procurement, installation, testing and start-up of the Market Path Facilities, (b) all costs and expenses for environmental, right-of-way and related real property rights, legal, and regulatory activities, (c) all direct internal costs and all direct administrative costs (including benefit loading of such direct internal costs), (d) all allocated internal overhead costs and all allocated internal administrative costs, and (e) an allowance for funds used during construction (“AFUDC”). Transporter shall maintain books and records reasonably necessary for Shipper to verify the APC. For all of the above categories related to internal costs and non-project specific external costs the applicable cost shall be limited to costs, if any, exceeding the amounts reflected in the cost of service of TGP’s current rates for the applicable categories.

“Capital Cost Overrun” or “CCO” shall be an amount in U.S. dollars equal to the difference between Actual Project Costs and Estimated Project Costs, if Actual Project Costs exceed Estimated Project Costs.

“Capital Cost Underrun” or “CCU” shall be an amount in U.S. dollars equal to the difference between Actual Project Costs and Estimated Project Costs, if Actual Project Costs are less than Estimated Project Costs.

“Estimated Project Costs” or “EPC” shall mean all costs and expenses that are projected to be incurred by Transporter to complete the Project and achieve the Commencement Date in the manner contemplated by the Precedent Agreement, including but not limited to: (a) all costs and expenses for the engineering, design, permitting, construction, pipeline and equipment procurement, installation, testing and start-up of the Market Path Facilities, (b) all costs and expenses for environmental, right-of-way, legal, and regulatory activities, (c) all direct internal and all direct administrative costs (including benefit loading of such direct internal costs), (d) all allocated internal overhead costs and all allocated internal administrative costs, and (e) an

1

allowance for AFUDC. For purposes of determining the adjustment to Shipper's Base Negotiated Reservation Rate (as adjusted pursuant to Section 1), the Parties agree that the Estimated Project Costs shall be the higher of (i) $2,855,000,000, or (ii) the estimated capital cost of the Market Path Facilities that will be in Exhibit K of Transporter’s FERC Certificate Application. For all of the above categories related to internal costs and non-project specific external costs the applicable cost shall be limited to costs, if any, exceeding the amounts reflected in the cost of service of TGP’s current rates for the applicable categories.

B.	Capital Cost Overrun and Underrun Adjustment

To the extent Actual Project Costs exceed Estimated Project Costs, Shipper's daily Base Reservation Rate, shall be multiplied by a cost overrun adjustment factor calculated according to the table below.

Shipper's daily Base Negotiated Reservation Rate, as adjusted, shall be subject to a rate cap of $1.553 per Dth/day.

To the extent Actual Project Costs are less than Estimated Project Costs, Shipper’s daily Base Reservation Rate shall be multiplied by a cost underrun adjustment factor, calculated according to the table below.

Shipper and Transporter shall share cost overruns and underruns according to the following bands:

Percentage Overrun [(CCO/EPC)*100]	Transporter Percentage	Shipper Percentage	Cost Overrun Adjustment Factor
0% - 5%	0%	100%	(1 + (CCO/EPC))
5% - 20%	50%	50%	(1.05 + (((CCO/EPC)-.05)*.5))
>20%	100%	0%	(1.05 + (((CCO/EPC)-.05)*.5))

Percentage Underrun [(CCU/EPC)*100]	Transporter Percentage	Shipper Percentage	Cost Underrun Adjustment Factor [2]
0% - 5%	0%	100%	(1 - (CCU/EPC))
>5%	50%	50%	(.95 - (((CCU/EPC)-.05)*.5))

2 For purposes of the Cost Underrun Adjustment Factor formula, CCU is assumed to be a positive number.
2

The sharing percentages above are progressive such that overruns/underruns shall be shared according to the percentages and adjustment factors in the table above.

The Capital Cost Overrun or Underrun Adjustment shall be effective as of the Commencement Date of this Service Package and shall apply to the initial TQ and subsequent adjustment to the TQ, if applicable. As of the first day of the month following the twelve month anniversary of the date on which all Project Facilities have been placed in the service (“Adjustment Date”), the Negotiated Reservation Rate shall be the Adjusted Negotiated Reservation Rate in the Cost Sharing Mechanism table above and that rate shall be applicable for the duration of the Primary Term. In addition, for any firm transportation service rendered prior to the date on which the Adjusted Negotiated Reservation Rate goes into effect, Transporter shall invoice or credit Shipper for the difference between the Negotiated Reservation Rate and the Adjusted Negotiated Reservation Rate as applied to the TQ in effect from the Commencement Date of the Service Package to the Adjustment Date as a unit rate debit or credit spread over 12 months. Any dispute regarding the adjustments pursuant to this Exhibit A shall be resolved pursuant to the provisions of Articles VII and VIII of the General Terms and Conditions of Transporter's FERC Gas Tariff, as it may be amended from time to time.

3

APPENDIX B
to Negotiated Rate Agreement

Reservation Rate Adjustment for Other Capacity Sales

I.	Applicability of Reservation Rate Adjustment

A.	If Transporter executes a binding precedent agreement or a gas transportation agreement with another shipper (“Third Party Shipper”) for firm transportation service under Rate Schedule FT-A or similar rate schedule on capacity created by the Market Path Facilities, or a subsequent expansion of the Market Path Facilities, at a daily rate (“Alternate Rate”) less than the lower of $1.10 (from Wright to Dracut) per Dekatherm or $1.40 (from Wright to a point downstream of Dracut) or the applicable maximum recourse rate for the Market Path Facilities (“MFN Rate”), then Shipper shall be entitled to an adjustment to its Base Negotiated Reservation Rate equal to the difference between the MFN Rate and the Alternate Rate. The following examples illustrate how the Reservation Rate Adjustment will be applied: (1) if the Alternate rate is $1.20 on an agreement with a path from Wright to a point downstream of Dracut and the MFN Rate is $1.40, Shipper’s Base Negotiated Reservation Rate will be reduced by $.20 to $1.20; and (2) if the Alternate Rate on an agreement with a forward haul path from Wright to Dracut is $.85 and the MFN Rate $1.10, Shipper’s Base Negotiated Reservation rate will be reduced by $.25 to $1.15. This rate adjustment shall only apply to the extent all of the following conditions are satisfied:

1.	Third Party Shipper’s gas transportation agreement utilizes any portion of the Market Path Facilities;

2.	The Third Party Shipper’s gas transportation agreement provides for a primary term of at least one (1) year; and

3.	Transporter commences service to the Third Party Shipper on or before the end of the Shipper’s primary term.

B.	If Shipper is entitled to a Reservation Rate Adjustment pursuant to section I.A above, then the adjusted reservation rate shall take effect on the date Transporter commences service to the Third Party Shipper, and shall only apply for the term reflected in the Third Party Shipper’s gas transportation agreement that overlaps Shipper’s primary term.

C.	Notwithstanding the fact that all of the conditions above may have been satisfied, the Reservation Rate Adjustment shall not apply if Transporter agrees to a rate

1

with a Third Party Shipper, who is taking service on capacity that becomes available as a result of Transporter terminating service to another shipper as a result of a breach or default.

2

APPENDIX C

Reservation Rate Adjustment for Project TQ

If, by November 1, 2019,Transporter has (1) executed gas transportation agreements in effect with terms of ten years or more for service on the Market Path Facilities with a total TQ of at least 800,000 Dth/day at a rate of $1.40/Dth/day or higher, and (2) executed gas transportation agreements in effect with terms of ten years or more for service on the Market Path Facilities with a total TQ of at least 1,200,000 Dth/day with an in-service date no later than November 1, 2019, and (3) Actual Project Costs for the Market Path Facilities are equal to or less than the Estimated Project Costs (as those Costs are defined in Appendix A), then the Base Negotiated Reservation Rate will be adjusted downward by $0.03/Dth/day effective once the full 1,200,000 Dth/day are placed in service.

1

EXHIBIT C TO PRECEDENT AGREEMENT

GUARANTY

Tennessee Gas Pipeline Company, L.L.C.

1001 Louisiana Street
Houston, TX 77002
Attn: Credit Department

Ladies and Gentlemen:

To induce Tennessee Gas Pipeline Company, L.L.C. ("Beneficiary") from time to time to enter into, and/or to continue to perform under, one or more agreements with ____________ ("Obligor") for services which Beneficiary is authorized to provide under Beneficiary's FERC Gas Tariff (as may be revised from time to time), whether now or hereafter existing (collectively, the "Agreements"), the undersigned ("Guarantor") hereby unconditionally guarantees the punctual payment when due of: (i) all obligations of Obligor to Beneficiary now or hereafter existing from time to time under the Agreements (collectively, the "Obligations"), as limited below; (ii) interest, if any, on such Obligations; and (iii) any and all reasonable expenses incurred by Beneficiary in enforcing its rights under this Guaranty (including reasonable attorneys’ fees and disbursements, court costs, and reasonable collection charges).

Guarantor's liability under this Guaranty shall be unconditional irrespective of: (i) any lack of enforceability of any Obligation; (ii) any change of the time, manner, or place of payment, or any other term of any Obligation; (iii) any exchange, release or non-perfection of any collateral securing payment of any Obligation; (iv) any law, regulation or order of any jurisdiction affecting any term of any Obligation or rights with respect thereto; and (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Obligor or a guarantor, including specifically any defense to liability under this Guaranty by virtue of any insolvency, bankruptcy, disability or lack of corporate power of Obligor or Guarantor, or lack of due authorization or execution by Guarantor.

Guarantor waives promptness, diligence, and notices (including notices of nonpayment or default) with respect to any Obligation and any requirement that Beneficiary exhaust any right or take any action against Obligor or any collateral security.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

1

This is a continuing guaranty of payment and performance, and neither a guaranty of collection nor a suretyship agreement, and shall remain in full force and effect until the earlier of (i)____________(the "Termination Date"); or (ii) the date on which written notice is received by Beneficiary from Guarantor that this Guaranty has been revoked, provided that Guarantor shall not be released from any liability as to any Obligation existing as of the Termination Date or at the time of receipt of any such notice. Guarantor's liability under this Guaranty with respect to the aggregate principal amount of all Obligations shall not exceed the lesser of the principal amount hereof of all Obligations outstanding from time to time or US$____________.

Until such time as all Obligations have been indefeasibly paid, Guarantor shall have no right to assert, enforce, or otherwise exercise any right of subrogation to any of the rights, security interests, claims or liens which Beneficiary may have in respect of the Obligations.

If any provision of this Guaranty, or the application thereof to any person or circumstances, shall for any reason and to any extent be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any person or circumstances shall be affected thereby, but shall be enforced to the fullest extent permitted by applicable law.

This Guaranty shall inure to the benefit of Beneficiary and shall not be assignable without Beneficiary's express written consent, and may be modified only by a written instrument signed by both Guarantor and Beneficiary.

("GUARANTOR")

By:

Title:

Date:

2

EXHIBIT D TO PRECEDENT AGREEMENT

 STANDBY LETTER OF CREDIT

[DATE]

Tennessee Gas Pipeline Company, L.L.C.
1001 Louisiana Street
Houston, TX 77002
Attn: Credit Manager

For The Account of:
[Insert Customer Name]
[Insert Customer Address]

[Insert Issuer Name] ("Issuer") hereby issues this Irrevocable Standby Letter Of Credit number _______ (“Letter of Credit”) in favor of Tennessee Gas Pipeline Company, L.L.C. (“Beneficiary”) for the account of [insert customer name] (“Applicant”), in the amount of _______________ dollars ($__________).

Funds hereunder are payable at sight upon Beneficiary’s presentation of this Letter of Credit, including any subsequent amendments thereto along with a duly completed, dated and signed statement containing any of the following declarations and reading as substantially set forth as follows:

I, an authorized representative of Beneficiary, with respect to Issuer's Letter of Credit no. _________, hereby certify that:

a)	Applicant is in default under one or more of the agreements between Applicant and Beneficiary, and the amount of this drawing USD (up to the full amount of coverage) is due and owing and remains unpaid under said agreement(s).

Or

b)	Applicant has not remedied a payment default within 5 days of Applicant's receipt of a notice of default from Beneficiary, and the amount of this drawing USD (up to the full amount of coverage) is due and owing and remains unpaid.

Or

c)	Issuer’s Letter of Credit no. _________ will expire less than ninety (90) calendar days from the date hereof and an acceptable replacement Letter of Credit has not been provided. Therefore Beneficiary is entitled to draw USD (up to the full amount of coverage) under such letter of credit.

Payment hereunder shall be made by wire transfer of Federal Reserve Bank funds to Beneficiary's account in a bank on the Federal Reserve wire system specified in Beneficiary's demand for payment or by deposit of same day funds into a designated account that Beneficiary maintains with the banking institution designated in such demand.

This Letter of Credit shall initially be effective until __________ [Add as necessary for multi-year underlying obligations: provided however, that this Letter of Credit shall be deemed

1

automatically extended by Issuer without amendment for successive one year periods thereafter, beginning with the initial expiry date hereof, unless at least ninety (90) days prior to the relevant expiration date Issuer notifies Beneficiary by overnight mail or by courier that Issuer has elected not to extend the term of this Letter of Credit for an additional one year period. Upon receipt by Beneficiary of such notice of no additional extensions, Beneficiary may draw upon this Letter of Credit for all amounts then available hereunder as provided above. The address for such notice to Beneficiary is as follows: ____.]

Following any partial drawing, this Letter of Credit will remain in effect (and, if extended, shall be extended in) an amount equal to its then-applicable face amount less the aggregate amount of all partial drawings theretofore made.

All demands, notices, and documents may be submitted to Issuer in writing or by fax to the following address:

[Insert Issuer’s address, phone number and fax number]

All Issuer charges are for the account of Applicant.

Issuer hereby engages with Beneficiary that documents drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation as specified if presented on or before the applicable expiry date.

Except as otherwise expressly stated herein, this Irrevocable Standby Letter of Credit is subject to the International Standby Practices 1998 (ISP98), International Chamber of Commerce Publication no. 590 and, to the extent not governed by nor inconsistent with ISP98, to the laws of the State of New York except for conflicts-of-law or related principles that would operate to apply the laws of another jurisdiction.

[Issuer Name]

By:

Name:

Title:

2